OTCPK: GRAVF

NEWS RELEASE

GRAVIS OIL ANNOUNCES NAME CHANGE TO PETRO RIVER OIL AND

NEW TRADING SYMBOL

Houston, Texas; March 20, 2013 – Petro River Oil Corp., (the “Company” or “Petro River”), (OTCPK:GRAVF) announces FINRA has accepted the name change of Gravis Oil Corporation to “Petro River Oil Corp.”, and a change of trading symbol from GRAVF to PTRC. The name change and symbol change will be effective with FINRA and on the Pink Sheets at the commencement of trading today.

Additionally, as the Company reported on Form 6-K, filed with SEC on July 29, 2012, the Company entered into a non-binding letter of intent with Petro River Oil, LLC, a privately held Delaware limited liability company (“Petro LLC”), that would result in the Company issuing shares to acquire Petro LLC. The transaction was suspended until the Alberta and British Columbia regulators removed the Cease Trade Orders imposed upon the Company for late filing. Those orders were rescinded last week. All parties are working diligently to complete the acquisition in a timely manner.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Matters discussed in this press release may constitute forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. The words “believe,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “plan,” “potential,” “will,” “may,” “should,” “expect,” “pending” and similar expressions identify forward-looking statements. The forward-looking statements in this press release are based upon various assumptions, which are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.

On behalf of the Board of Directors	1980 Post Oak Blvd.
Jeffrey Freedman, Interim CEO and CFO	Suite 2020
Petro River Oil Corp.	Houston, Texas 77056

CONTACT: Call: 877-235-9230
Or email Info@gravisoil.com

Two Post Oak Central

1980 Post Oak Blvd., Suite 2020

Houston TX 77056

Phone 832-538-0640